UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K
 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: 10/11/2024
(Date of earliest event reported)
DARDEN RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)
(407) 245-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, without par value	DRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
On October 11, 2024 (the “Closing Date”), Darden Restaurants, Inc., a Florida corporation (“Darden”), completed the transactions contemplated by the previously announced Agreement and Plan of Merger, dated as of July 17, 2024 (the “Merger Agreement”), by and among Chuy’s Holdings, Inc., a Delaware corporation, (“Chuy’s”), Darden and Cheetah Merger Sub Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Darden (“Merger Sub”). Pursuant to the Merger Agreement, on the Closing Date, Merger Sub was merged with and into Chuy’s (the “Merger”) with Chuy’s surviving the Merger as an indirect, wholly-owned subsidiary of Darden (the “Surviving Corporation”).

As a result of the Merger, at the effective time of the Merger (the “Effective Time”), each share of Chuy’s common stock, par value $0.01 per share, (“Chuy’s Common Stock”) was automatically canceled and (other than shares of Chuy’s Common Stock that were (1) owned or held in treasury by Chuy’s, (2) owned by Darden or Merger Sub (or any of their respective affiliates) or (3) owned by stockholders who properly exercised appraisal rights for such shares in accordance with Section 262 of the Delaware General Corporation Law, as amended) converted into the right to receive $37.50 in cash, without interest (the “Merger Consideration”).

Each restricted stock unit (the “Chuy’s RSUs”) outstanding as of immediately prior to the Effective Time was deemed to have been earned and became fully vested and was cancelled in exchange for the right to receive from Darden or the Surviving Corporation an amount in cash equal to the product obtained by multiplying (1) the number of shares of Chuy’s Common Stock subject to such Chuy’s RSU by (2) the Merger Consideration. There were no options to purchase shares of Chuy’s Common Stock outstanding as of the Effective Time.

The aggregate consideration paid by Darden to acquire the Chuy’s Common Stock was approximately $660 million (including amounts payable to the holders of the Chuy’s RSUs, as described above), which was financed with a portion of the proceeds from Darden’s previously disclosed $400 million offering of 4.350% senior notes due 2027 and a $350 million offering of 4.550% senior notes due 2029, which were issued on October 3, 2024.

On the Closing Date, Darden issued a press release announcing the closing of the Merger, a copy of which is attached hereto as Exhibit 99.1.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1.

Item 9.01	Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Description of Exhibit
2.1
Agreement and Plan of Merger, dated as of July 17, 2024, by and among Darden Restaurants, Inc., Cheetah Merger Sub Inc. and Chuy’s Holdings, Inc. (incorporated by reference to Exhibit 2.1 to Darden’s Current Report on Form 8-K filed July 17, 2024).

99.1	News release dated October 11, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

By:	/s/ Matthew R. Broad
Matthew R. Broad
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Date: October 11, 2024
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